UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 17, 2019

Date of Report (Date of earliest event reported)

Uber Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Agreement.

On September 17, 2019, Uber Technologies, Inc. (the “Company”), completed its previously announced private offering of $1.2 billion aggregate principal amount of 7.500% Senior Notes due 2027 (the “Notes”) to several investment banks acting as initial purchasers (collectively, the “Initial Purchasers”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), who subsequently resold the Notes to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions to certain non-U.S. persons in reliance on Regulation S under the Securities Act.

The net proceeds from this offering were approximately $1,189 million, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company expects to use the net proceeds from this offering primarily to pay a portion of the purchase price in connection with the closing of the Company’s pending acquisition of Careem Inc.

As of the issue date, one of the Company’s subsidiaries, Rasier, LLC (“Rasier”), has guaranteed the Notes. All of the Company’s domestic restricted subsidiaries that are or become borrowers or guarantors under that certain Term Loan Agreement, dated as of July 13, 2016 (as amended), among the Company, the lenders and issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, will be required to guarantee the Notes. The Notes and the guarantees are the Company’s and the guarantors’ general unsecured senior obligations and are effectively subordinated to all of the Company’s and the guarantors’ existing and future secured obligations, to the extent of the value of the assets securing such obligations. The Notes and the guarantees rank equal in right of payment to all of the Company’s and the guarantors’ existing and future unsecured, unsubordinated obligations, rank senior in right of payment to all of the Company’s and the guarantors’ future subordinated obligations that are expressly subordinated to the notes, if any, and are structurally subordinated to any existing and future obligations of any of the Company’s subsidiaries that are not guarantors.

The Notes were issued pursuant to an indenture, dated September 17, 2019 (the “Indenture”), among the Company, Rasier and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on September 15, 2027, unless earlier redeemed or repurchased. The Notes will bear interest from September 17, 2019 at a rate of 7.500% per year, in each case payable semiannually in arrears on March 15 and September 15 of each year, commencing on March 15, 2020.

The Company may redeem some or all of the Notes on or after September 15, 2022 at specified redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Company may redeem some or all of the Notes at any time prior to September 15, 2022, at a price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time prior to September 15, 2022, the Company may also redeem up to 40% of the aggregate principal amount of the outstanding Notes with the proceeds from certain public equity offerings at a redemption price of 107.500% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Within 30 days following any “Change of Control Triggering Event” (as defined in the Indenture), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes on the date of repurchase, plus accrued and unpaid interest, if any, to, but excluding, the change of control payment date.

The Indenture contains covenants that will limit the ability of the Company and certain of its domestic subsidiaries to, among other things:

•	enter into, create, incur or assume certain liens;

•

in the case of certain of the Company’s domestic subsidiaries, create, assume, incur, guarantee or otherwise become liable for additional indebtedness without such subsidiary guaranteeing the Notes on an unsecured unsubordinated basis;

•	in the case of the Company and certain of its domestic subsidiaries, enter into any sale and lease-back transaction of certain property; and

•	consolidate or merge with or into, or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the Company’s assets on a consolidated basis to another person.

In addition, at any time the Notes are rated investment grade and no Default or Event of Default under the Indenture shall have occurred and be continuing, the Company may, at its option, cause the guarantees, if any, to be released and certain covenants to be suspended for the remaining term of the Notes (or until the Notes are no longer rated investment grade or an Event of Default shall have occurred and be continuing under the Indenture).

The Indenture also provides for certain Events of Default, which, if any of them occurs and is continuing, would permit or require of the principal, premium, if any, and interest on the then outstanding Notes to be declared immediately due and payable. The following events are considered “Events of Default” under the Indenture:

•	the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

•	the Company defaults in the payment when due of interest, on or with respect to the Notes and such default continues for a period of 30 days;

•

the Company defaults in the performance of, or breaches any covenant or other agreement contained in, the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in the case of the first two bullet points above) and such default or breach continues for a period of 90 days after either the Trustee or holders of at least 30% in aggregate principal amount of the outstanding Notes have given the Company (with a copy to the Trustee if given by the holders) written notice of the breach in the manner required by the Indenture;

•

(a) the Company fails to make any payment at maturity, after giving effect to any applicable grace period, on any indebtedness in a principal amount in excess of $250 million and continuance of this failure to pay or (b) the Company defaults on any indebtedness which default shall have resulted in the acceleration of indebtedness in a principal amount in excess of $250 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of the first two bullet points above, 30 days or more after the Company receives written notice from the trustee or the trustee receives notice from the holders of at least 30% in aggregate principal amount of the Notes then outstanding; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default (and the consequences thereof) shall be deemed cured, annulled and cease to exist;

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries; or

•

the note guarantee of a significant subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any guarantor denies or disaffirms in writing its obligations under the Indenture or any note guarantee, other than by reason of the release of such guarantee in accordance with the terms of the Indenture.

A copy of the Indenture (including the form of the Notes) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of September 17, 2019, by and between Uber Technologies, Inc., Rasier, LLC and U.S. Bank National Association, as Trustee.

4.2	Form of Global Note, representing Uber Technologies, Inc.’s 7.500% Senior Notes due 2027 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uber Technologies, Inc.

Date: September 17, 2019	By:	/s/ Dara Khosrowshahi
Name: Dara Khosrowshahi
Title: Chief Executive Officer